MAINTENANCE SERVICES PROPOSAL

                                       FOR

                                    ThruComm

























SUBMITTED BY:

Dictaphone Corporation

August 13, 1996





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                            MAINTENANCE SERVICE PROPOSAL FOR Thrucomm


This Maintenance Services Program has been designed to provide ThruComm with On-site Maintenance Services for your customers throughout the United States.

The details of the proposed Maintenance Services Program are outlined as follows:

MAINTENANCE SERVICES PROVIDED

1. Dictaphone will provide On-site Maintenance for ThruComm products, as mutually agreed to, from any of Dictaphone's nationwide service locations.

     See Chart one for current service locations.

     The On-site Maintenance Service is remedial maintenance performed at the ThruComm customer site which includes troubleshooting, adjustments and replacing defective components to the subassembly/assembly level.

     In addition, Dictaphone will perform installations as defined later in this proposal. Other services that ThruComm may require from time to time will also be performed at a price that has been mutually agreed to.

2.   Dictaphone is currently offering these services:

     a. 9 X 5 COVERAGE - Service is provided during the Principal Period of Maintenance (PPM), which is from 8:00 a.m. to 5:00 p.m., local standard time, Monday through Friday, excluding Dictaphone's normal holidays (see Chart two).

     b. 15 x 7 COVERAGE - Service is provided fifteen hours a day, which is from 08:00 a.m. to 23:00, 365 days a year including Dictaphone Holidays. This service is only available in Dictaphone Service locations that have two or more CSR's and within 100 miles of a valid service location. MAINTENANCE SERVICES PROPOSAL FOR ThruComm

     c. 24 x 7 COVERAGE - Service is provided twenty-four hours a day, 365 days a year including Dictaphone Holidays. This service is only available in Dictaphone Service locations that have two or more CSR's and within 100 miles of a valid service location.

     Dictaphone is extremely flexible and will offer additional coverage types as ThruComm requires.

3. Dictaphone will respond to service requests in an average of four (4) contract hours. The response time assumes the parts to repair the defective equipment are available when the service is to be performed.

     If longer response times are desired by ThruComm, Dictaphone will work with ThruComm to define these product offerings.





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SPARE & REPLACEMENT PARTS, SPECIAL TOOLS

1. ThruComm will be responsible for providing Dictaphone with the spare parts required to provide the services outlined in this proposal, at no charge to Dictaphone. The spare parts will be shipped to Dictaphone or the customer site as agreed to. ThruComm will be responsible for the cost of shipping spare parts to and from the Dictaphone service locations or customer location.

2. ThruComm will repair or replace all defective parts used for repairs at no charge to Dictaphone. Administrative procedures will be established to handle the return of defective parts.

3. Dictaphone will provide the controls necessary to ensure the integrity of the ThruComm inventory under their control.

4. ThruComm will provide any special tools, if required for the support of the products, at no charge to Dictaphone.

ADMINISTRATION

1. Initiation of On-site Maintenance Services by Dictaphone will require the following:

     A. Dictaphone Customer Service Representatives, in the servicing office, trained by an agreed method;

     B. ThruComm has provided a Sparing Plan that will provide spare parts either to the ThruComm customer location or the Dictaphone service centers providing the maintenance services;

     C. Necessary technical documentation and diagnostic tools, as mutually agreed by both companies, supplied to the service centers providing maintenance services;

     D. ThruComm will provide Dictaphone a work order that delineates the Maintenance Services required for its customers and information that will allow Dictaphone to properly provide the services required.

2. ThruComm will notify Dictaphone of the need for On-site Maintenance Services by using Dictaphone's toll-free telephone number (other options:
     Fax or terminal) to report equipment failures and information on units requiring repair by a Dictaphone service center. The Dictaphone Dispatch Center is available 24 hours a day, 365 days a year. At ThruCommAEs option, service requests can be initiated by ThruComm or the ThruComm customer.

TRAINING/DOCUMENTATION

1. Dictaphone will require training for at least one CSR from each opened service city as per agreed to methods. Considering our current level of expertise on similar products, training could probably be accomplished via video and documentation. The Dictaphone video studio in Atlanta can develop the tape and distribute. Costs are minimized and capabilities are rapidly implemented. ThruComm would have to train and work with our instructors to write scripts and qualify content.


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     Options  for  formal  training,  if  required  can be  accomplished  at our
     Melbourne training center or seminars can be held regionally or in each district location. Costs vary with methods and Dictaphone will work with ThruComm to determine the most effective method of meeting our criteria for quality training while minimizing ThruComm cost.

2. ThruComm will provide Dictaphone with the documentation necessary, that has been mutually agreed to by both companies, to properly maintain the various products that will be serviced by Dictaphone. ThruComm will provide at least one set of documentation to each servicing location.

3. Implementation, once an acceptable training method is determined, can be accelerated. Dictaphone will make every effort to assure support in accord with ThruComm business requirements.

MAINTENANCE CHARGES

1. Dictaphone will provide On-site Maintenance Services for the following products:

     A. ThruComm product lines mutually agreed to by both parties including both cells and remote sites.

2. Dictaphone will provide On-site Maintenance Services to ThruComm products for a Monthly Maintenance Fee presented in Chart Three. Chart three rates are based on a single rate and contract coverage regardless of Zone.

     This pricing is based on the visits per year and Mean Time To Repair (MTTR) as indicated in Chart three. If these assumptions deviate based on real-time data, Dictaphone reserves the right to renegotiate the pricing.

     Dictaphone will provide services outside the scope of this proposal at a rate of ninety dollars ($90.00)/hour during normal working hours or one hundred and twenty dollars ($120.00)/hour outside of normal working hours including round trip travel time to and from the servicing office.

3. Dictaphone will provide standard pricing for special projects once these projects can be defined by both companies. Dictaphone will also develop pricing for any other projects of magnitude that ThruComm may encounter.

4. It is assumed that ThruComm or the ThruComm customers will provide Dictaphone free and easy access to the equipment to be serviced. Installations that require special access methods (Lift trucks, etc.) will be maintained, but any additional costs incurred for the rental of these devices will be paid by ThruComm.

ACCEPTANCE OF PROPOSAL

Acceptance  of this  proposal by ThruComm can be indicated by returning a signed
copy to:                     Attn:  William Cline
                             Dictaphone Corporation
                             3984 Pepsi Cola Drive
                             Melbourne, FL 32934
PROPOSAL ACCEPTED BY:

NAME: _________________________                    DATE:__________

TITLE:_________________________
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INSTALLATION SERVICES PROPOSAL FOR ThruComm

INSTALLATION SERVICES PROVIDED

1. Dictaphone will provide installation services for ThruComm products, as agreed to, for the hourly charge of $75.00 per hour during normal working hours or $110.00 per hour outside of normal working hours including travel time to and from the servicing office. See Chart 1 for current service locations.

     Installation service includes:

     Site preparation
     Unpacking of the unit
     Positioning of the unit

     Power up and verification of proper operation as per the Equipment Setup and Testing Procedure supplied.

     Wiring per specification as required.
     Other services as agreed to by the parties

2. Dictaphone will provide standard installation services within 15 calendar days of notification.

EXCLUSIONS/ASSUMPTIONS

1. A suitable AC power outlet will be provided by the customer near the determined installation location.

2. A licensed electrician, if required, is not included in the services. If an electrician is required, Dictaphone will make every effort to schedule the installation in coordination with the electrician. The scheduling of, and the cost incurred for the electrician is the responsibility of the Customer or ThruComm.

3.   Special  ThruComm needs or cabling will be quoted on a case- by-case basis.




















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CHART 1 (ONE)

SERVICE LOCATIONS:


ATLANTA, GA          ALBANY, GA          AUGUSTA, GA          COLUMBUS, GA
MACON, GA            BALTIMORE, MD       HAGERSTOWN, MD       BIRMINGHAM, AL
MONTGOMERY, AL       HUNTSVILLE, AL      MOBILE, AL           BOSTON, MA
LONDONDERRY, NH      PORTLAND, ME        BUFFALO, NY          BINGHAMTON, NY
ERIE, PA             OLEAN, NY           ROCHESTER, NY        SYRACUSE, NY
CHARLOTTE, NC        ASHEVILLE, NC       HICKORY, NC          COLUMBIA, SC
GREENSBORO, NC       GREENVILLE, SC      RALEIGH, NC          MT. PLEASANT, SC
BLOOMINGDALE, IL     CHICAGO, IL         CINCINNATI, OH       EVANSVILLE, IN
LEXINGTON, KY        LOUISVILLE, KY      CLEVELAND, OH        AKRON, OH
YOUNGSTOWN, OH       COLUMBUS, OH        CHARLESTON, WV       DAYTON, OH
HUNTINGTON, WV       DALLAS, TX          ABILENE, TX          FT. WORTH, TX
MIDLAND, TX          DENVER, CO          ALBUQUERQUE, NM      COLORADO SPRS, CO
EL PASO, TX          DES MOINES, IA      CEDAR RAPIDS, IA     BETTENDORF, IA
LINCOLN, NE          OMAHA, NE           SIOUX CITY, IA       WATERLOO, IA
DETROIT, MI          TOLEDO, OH          HARTFORD, CT         ALBANY, NY
PROVIDENCE, RI       SPRINGFIELD, MA     HARRISBURG, PA       ALLENTOWN, PA
LANCASTER, PA        WILKES BARRE, PA    WILLIAMSPORT, PA     HOUSTON, TX
VIDOR, TX            INDIANAPOLIS, IN    FT WAYNE, IN         SOUTH BEND, IN
KANSAS CITY, MO      COLUMBIA, MO        TOPEKA, KS           LOS ANGELES, CA
MEMPHIS, TN          JACKSON, TN         LITTLE ROCK, AR      TUPELO, MS
MIAMI, FL            SAN JUAN, PR        WEST PALM BEACH, FL  LANSING, MI
GRAND RAPIDS, MI     KALAMAZOO, MI       MILWAUKEE, WI        APPLETON, WI
MADISION, WI         ROCKFORD, IL        WAUSAU, WI           NASHVILLE, TN
CHATTANOOGA, TN      KNOXVILLE, TN       MINNEAPOLIS, MN      FARGO, ND
PARSIPPANY, NJ       NEW ORLEANS, LA     BATON ROUGE, LA      GULFPORT, MS
JACKSON, MS          MERIDIAN, MS        LAKE CHARLES, LA     LAFAYETTE, LA
WESTCHESTER, NY      HICKSVILLE, NY      MANHATTAN, NY        MT LAUREL, NJ
E. BRUNSWICK, NJ     PHOENIX, AZ         LAS VEGAS, NV        SALT LAKE CITY, UT
BLACKFOOT, ID        OKLAHOMA CITY, OK   FT SMITH, AR         LUBBOCK, TX
WICHITA FALLS, TX    TULSA, OK           WICHITA, KS          DODGE CITY, KS
SALINA, KS           PHILADELPHIA, PA    PITTSBURGH, PA       GREENSBURG, PA
JOHNSTOWN, PA        WHEELING, WV        RICHMOND, VA        CHARLOTTESVILLE, VA
NORFOLK, VA          LYNCHBURG, VA       ROANOKE, VA          HARRISONBURG, VA
HAMPTON, VA          BLUEFIELD, WV       PORTLAND, OR         BOISE, ID
EUGENE, OR           KENNEWICK, WA       SALEM, OR            SACRAMENTO, CA
HONOLULU, HI         FRESNO, CA          RENO, NV             STOCKTON, CA
SAN FRANCISCO, CA    SAN JOSE, CA        PLEASANTON, CA       SAN ANTONIO, TX
AUSTIN, TX           CORPUS CHRISTIE, TX WACO, TX             TAMPA, FL
JACKSONVILLE, FL     ORLANDO, FL         MELBOURNE, FL        GAINESVILLE, FL
FT. MEYERS, FL       TALLAHASSEE, FL     ST LOUIS, MO         CHAMPAIGN, IL
PEORIA, IL           SPRINGFIELD, IL     SANTA ANA, CA        COLTON, CA
SAN DIEGO, CA        SEATTLE, WA         ANCHORAGE, AK        SPOKANE, WA
WASHINGTON, DC









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CHART 2 (TWO)

DICTAPHONE FIELD HOLIDAYS:


NEW YEARS DAY
MEMORIAL DAY
INDEPENDENCE DAY

LABOR DAY
THANKSGIVING DAY
CHRISTMAS DAY



CHART 3 (THREE)

MONTHLY MAINTENANCE CHARGES


-  Equipment which has a Visits/Year Rate of .33 and a MTTR of 1.0 Hours

1.      8 X 5 COVERAGE  -  $ 5.20/MONTH
2.      15 X 7 COVERAGE  - $ 6.90/MONTH*
3.      24 X 7 COVERAGE  - $ 8.65/MONTH*

RATES INCLUDE LABOR (UP TO 1.0 HOUR PER CALL PER VERBAL
DISCUSSIONS)  AND TRAVEL AND INCLUDES ANY SITE WITHIN 150 MILES

OF A DICTAPHONE SERVICE CENTER.

IF THE VISITS PER YEAR AND MEAN TIME TO REPAIR FOR THE PRODUCTS
DEVIATE BASED ON ACTUAL MEASUREMENT, DICTAPHONE RESERVES THE

RIGHT TO RENEGOTIATE THE CHARGES.

* This coverage is only available for Dictaphone service locations with two or more CSR's and within 100 miles of a valid Dictaphone service location.

ThruComm SERVICE PROPOSAL  - August 13, 1996

















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